EXHIBIT 32.2

Certification of the Chief Financial Officer Pursuant

to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of The Wet Seal, Inc. for the period ended August 2, 2008, I, Steven H. Benrubi, Executive Vice President and Chief Financial Officer of The Wet Seal, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-Q for the period ended August 2, 2008 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Form 10-Q for the period ended August 2, 2008 fairly presents, in all material respects, the financial condition and results of operations of The Wet Seal, Inc.

Date: September 4, 2008	/s/ Steven H. Benrubi
Steven H. Benrubi
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.